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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 12, 2001
               Date of Report (Date of earliest event reported):

                                  NOVELL, INC.

             (Exact name of registrant as specified in its charter)

        Delaware                   0-13351                      87-0393339
(State or other jurisdiction     (Commission                  (IRS Employer
    of incorporation)            File Number)             Identification Number)

                            1800 South Novell Place
                               Provo, Utah 84606
                    (Address of principal executive offices)

                                 (801) 429-7000
               Registrant's telephone number, including area code

                                 Not Applicable
         (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     On March 12, 2001, Novell, Inc., a Delaware corporation ("Novell"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") to acquire Cambridge Technology Partners (Massachusetts), Inc. ("Cambridge").

     Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and by the stockholders of Cambridge), Ceres Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novell ("Merger Sub"), will be merged with and into Cambridge (the "Merger"). At the effective time of the Merger, the separate existence of Merger Sub will cease and Cambridge will continue as the surviving corporation and as a wholly owned subsidiary of Novell. In connection with the Merger, holders of outstanding shares of Cambridge common stock will receive, in exchange for each share of Cambridge common stock held by them, 0.668 (the "Exchange Ratio") shares of Novell common stock. In addition, Novell will assume all options outstanding at the effective time of the Merger under Cambridge's existing stock option plans, and each option will be or will later become exercisable for shares of Novell common stock rather than shares of Cambridge common stock, in an amount adjusted to reflect the Exchange Ratio, and at an exercise price adjusted to reflect the Exchange Ratio. The Merger is valued at approximately $266 million based on the closing price for Novell shares of $6.06 on March 9, 2001. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a purchase. The Merger is expected to be completed in the third quarter of Novell's fiscal 2001.

     Upon consummation of the Merger, Cambridge will be entitled to name two directors to the Board of Novell and Jack L. Messman will become the President and Chief Executive Officer of Novell.

     A copy of the Merger Agreement is filed herewith as Exhibit 2.1.  The exhibit is incorporated by reference herein and the foregoing description is qualified in its entirety by reference to such exhibit.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

       2.1 Agreement and Plan of Reorganization dated as of March 12, 2001, by and among Novell, Inc., a Delaware corporation, Ceres Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novell, Inc., and Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation.

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                                    SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2001                  NOVELL, INC.

                                       /s/ Josephine T. Parry
                                       ----------------------------------
                                       Josephine T. Parry
                                       General Counsel



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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number         Description of Document
------         -----------------------

 2.1 Agreement and Plan of Reorganization dated as of March 12, 2001, by and among Novell, Inc., a Delaware corporation, Ceres Neptune Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Novell, Inc., and Cambridge Technology Partners (Massachusetts), Inc., a Delaware corporation.

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